UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 27, 2022

HOMESTREET, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	HMST	Nasdaq Stock Market LLC

☐	Emerging growth Company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 27, 2022, the Board of Directors (the “Board”) of HomeStreet, Inc. (“HomeStreet” or the “Company”), upon recommendation of the Board's Human Resources and Corporate Governance Committee (the "HRCG"), took action to expand the Board to ten directors and appointed Joanne Harrell to serve as a member of the Board effective immediately. Ms. Harrell will serve as a director for a term that will expire at the 2022 annual meeting of the Company’s shareholders. Ms. Harrell will also serve as a member of the Company’s HRCG and Enterprise Risk Management Committees. Ms. Harrell will also serve as a director on the board of HomeStreet Bank for the same term and on the same committees.

From 2001 until her retirement in October 2021 as Senior Director, USA AI, Sustainability & Market Development Strategy at Microsoft Corporation, Ms. Harrell held various executive positions with Microsoft where she led teams in the sales, marketing and services disciplines focused on enterprise, public sector and original equipment manufacturing customers and partners. Prior to joining Microsoft in 2001, Ms. Harrell was President and Chief Executive Officer of the United Way of King County, Washington and held various positions with US West Communications, Inc. and AT&T, Inc. Ms. Harrell holds a B.A. in communications-advertising and an M.B.A in marketing from the University of Washington.

The HRCG recommended that the Board appoint Ms. Harrell as a director following a thorough assessment of her background and qualifications. Ms. Harrell’s decades of experience in the areas of marketing, sales, strategy, communications, community service and diversity, social responsibility, public affairs and corporate citizenship, in addition to her extensive background in executive management, were considered important by the HRCG in its evaluation. Ms. Harrell was not appointed as a director pursuant to any arrangement or understanding with any person, does not have any family relationships with any of the Company’s directors or executive officers and is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

In her capacity as a non-employee director of the Company, Ms. Harrell will receive the same compensation as the other non-employee directors of the Company as previously described in the Company’s definitive proxy statement for the Company’s 2021 annual meeting of shareholders as filed with the Securities and Exchange Commission on April 21, 2021.

Item 7.01	Regulation FD Disclosure

On January 27, 2022, the Company issued a press release announcing Ms. Harrell’s appointment to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 furnished under Item 9.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Furthermore, the information in this Item 7.01, including the Exhibit 99.1 furnished under Item 9.01, shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.
Exhibit 99.1	Press Release issued by HomeStreet, Inc. on January 27, 2022
Exhibit 104	Cover Page Interactive Data File (embedded within with Inline XBRL)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2022

HomeStreet, Inc.

By:	/s/ Godfrey B. Evans
Godfrey B. Evans
Executive Vice President, Chief Administration Officer, General Counsel and Corporate Secretary